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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


The Board of Directors
UCI Medical Affiliates, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated December 27, 2000 relating to the financial statements which appear in UCI Medical Affiliates, Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers, LLP


Charlotte, North Carolina
June 6, 2001